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                                                                     EXHIBIT 11
                    NABORS INDUSTRIES, INC. AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS
                    (In thousands, except per share amounts)




                                                              THREE MONTHS ENDED MARCH 31,
                                                                  1999         1998
                                                                --------     --------

 Basic:
    Weighted average number of shares outstanding                100,803      100,805
                                                                --------     --------
    Net income                                                  $ 11,964     $ 39,692
                                                                --------     --------
    Per share amount                                            $    .12     $    .39
                                                                --------     --------

 Diluted:
    Weighted average number of shares outstanding                100,803      100,805
    Net effect of dilutive stock options and warrants-based
       on the treasury stock method using
       average market price                                          846        3,481
    Assumed conversion of 5% convertible notes(1)                     --        9,517
                                                                --------     --------
       Total                                                     101,649      113,803
                                                                --------     --------
    Net income                                                  $ 11,964     $ 39,692
    Add 5% convertible note interest, net
       of tax effect(1)                                               --        1,348
                                                                --------     --------
       Total                                                    $ 11,964     $ 41,040
                                                                --------     --------
    Per share amount                                            $    .12     $    .36
                                                                --------     --------


(1) The 5% convertible notes are not assumed to be converted into common stock for the three months ended March 31, 1999 as this conversion would be anti-dilutive.